Exhibit 25(g)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
 Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
K. Wendy Kumar
U.S. Bank National Association
100 Wall Street – Suite 1600
New York, NY 10005
(212) 361-2535
(Name, address and telephone number of agent for service)
Hawaiian Electric Industries, Inc.
(Exact name of obligor as specified in its charter)

Hawaii	99-0208097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Richards Street
Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)
Junior Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
          None

Items 3-15.	The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such
Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 30th of October, 2008.

By:	/s/ K. Wendy Kumar K. Wendy Kumar
Vice President

By:	/s/ Beverly A. Freeney Beverly A. Freeney
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: October 30, 2008

By:	/s/ K. Wendy Kumar K. Wendy Kumar
Vice President

By:	/s/ Beverly A. Freeney Beverly A. Freeney
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2008
($000’s)

6/30/2008
Assets
Cash and Balances Due From Depository Institutions	$8,040,113
Securities	38,273,740
Federal Funds	4,300,502
Loans & Lease Financing Receivables	162,625,350
Fixed Assets	2,638,883
Intangible Assets	12,303,139
Other Assets	14,126,201

Total Assets	$242,307,928

Liabilities
Deposits	$143,265,079
Fed Funds	13,193,537
Treasury Demand Notes	0
Trading Liabilities	490,836
Other Borrowed Money	47,378,092
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,266,430

Total Liabilities	$219,241,440

Equity
Minority Interest in Subsidiaries	$1,524,656
Common and Preferred Stock	18,200
Surplus	12,057,620
Undivided Profits	9,466,012

Total Equity Capital	$23,066,488

Total Liabilities and Equity Capital	$242,307,928
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ K. Wendy Kumar Vice President
Date: October 30, 2008

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